EXHIBIT 5.1



                                  June 11, 2001

Board of Directors
PTN Media, Inc.
2750 S.  State Street
Ann Arbor, MI  48104

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     At your request, this letter relates to the Registration Statement on Form S-8 filed by PTN Media, Inc. (the "Company) with the Securities and Exchange Commission on March 1, 2001 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,250,000 shares of common stock issuable under the 1998 Stock Option Plan and the Year 2000 Stock Option Plan (herein, the "Shares").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the proceedings taken by the Company in connection with the issuance of the Shares, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations of the Company in the Registration Statement, certificates or comparable documents of officers of the Company and of public officials. Our examination of matters of law has been limited to the Delaware General Corporation Law.

     Based on the foregoing, and subject to the qualifications stated herein, as of the date hereof, it is my opinion that upon issuance and sale in the manner described in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Lehman & Eilen LLP

                                              Lehman & Eilen LLP